UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2016

New Residential Investment Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35777	45-3449660
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 479-3150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 26, 2016, New Residential Investment Corp. (the “Company”) issued a press release announcing certain of the Company’s preliminary results for its fiscal quarter and year ended December 31, 2015. A copy of the Company’s press release is attached to this Current Report on Form 8-K (the “Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 2.02 disclosure.

The Company has provided ranges, rather than specific amounts, for the preliminary results described above and included in the attached press release primarily because its financial closing procedures for the quarter and full year ended December 31, 2015 are not yet complete. As a result, the Company’s actual results may differ from the preliminary estimates, and such differences may be material. These estimates were prepared by, and are solely the responsibility of, the Company’s management, based upon a number of assumptions. Additional items that may require material adjustments to the preliminary financial information may be identified prior to the finalization of the Company’s fourth quarter and full year 2015 results. Estimates of results are inherently uncertain and subject to change, and the Company undertakes no obligation to update this information prior to the regular announcement of its earnings. Ernst & Young LLP has not audited, reviewed, compiled or performed any procedures with respect to the preliminary results.

This Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release, dated January 26, 2016, issued by New Residential Investment Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer

Date: January 26, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated January 26, 2016, issued by New Residential Investment Corp.